As filed with the Securities and Exchange Commission on July 26, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S‑3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________

Artelo Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

_____________________

Nevada	33-1220924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

888 Prospect Street, Suite 210

La Jolla, CA 92037

(760) 943-1689

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Gregory D. Gorgas

Chief Executive Officer and President

888 Prospect Street, Suite 210

La Jolla, CA 92037

Telephone: (760) 943-1689

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Martin J. Waters

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit or Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock offered by selling stockholders, $0.001 par value per share	277,592	$3.37	$935,485	$113.38
Common Stock, $0.001 par value per share, underlying warrants	243,649	$3.37	$821,097	$99.52
Total Registration Fee			$1,756,582	$212.90

___________

(1)

The shares being registered hereunder consist of 277,592 shares of common stock and 243,649 shares of common stock that may be acquired upon exercise of warrants, in each case, which shares of common stock may be sold from time to time by the selling stockholders.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act based on a price per share of $3.37, the last reported closing price of the Registrants common stock on the Nasdaq Capital Market on July 24, 2019. We will not receive proceeds from the sale of shares from the selling stockholders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 26, 2019

PROSPECTUS

Artelo Biosciences, Inc.

Common Stock

____________________

521,241 Shares of Common Stock

Offered by Selling Stockholders

This prospectus relates to the disposition from time to time of up to 521,241 shares of our common stock (including up to 243,649 shares issuable upon exercise of warrants), which are held by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 14 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.

Our common stock and public warrants are quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ARTL” and “ARTLW,” respectively. The last reported closing price of our common stock as reported on Nasdaq on July 24, 2019 was $3.37 per share.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 6 of this prospectus and under similar headings in any amendment or supplements to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell up to an aggregate amount of 521,241 shares of our common stock (including up to 243,649 shares issuable upon exercise of warrants) in one or more offerings. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Artelo Biosciences,” “Artelo” and “the company” refer to Artelo Biosciences, Inc., a Nevada corporation, and its consolidated subsidiaries. References to the “selling stockholders” refer to the stockholders listed herein under the heading “Selling Stockholders” and each of their donees, pledgees, transferees or other successors-in-interest.

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Forward-Looking Statements

The information in this Registration Statement on Form S-3, particularly in the sections entitled “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the information incorporated herein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations and our financial statements and related notes included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Artelo Biosciences,” “Artelo,” “the Company,” “our company,” “we,” “us,” and “our,” refer to Artelo Biosciences, Inc.

Corporate Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), including a solid-state composition of cannabidiol (“CBD cocrystal”), with improved pharmaceutical-like properties which could have a meaningful impact on cannabinoid-based drug development. Our management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

Our pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development, and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. In addition to our cocrystal program, we are currently evaluating ART27.13, which is entering a Phase 1b/2a trial for cancer related anorexia, and ART26.12, which is being studied as an endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms. Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed a proprietary cocrystal composition of CBD, which we have designated as ART12.11. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

U.S. and international patent applications including broad claims to our novel cocrystal composition of CBD were filed in late 2018. Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and, if issued, should provide for long lasting market exclusivity for our CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic cannabinoid product candidate, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2receptor agonist which was originally developed at AstraZeneca plc (“AstraZeneca”). We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion (“ADME”) profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without CNS side effects. Preliminary discussions with U.S. and Canadian regulators suggest there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 in late calendar year 2019.

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Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12. To date, SBU has received nearly $4 million in funding from the National Institutes of Health (the “NIH”) to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as an endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development. Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate Investigational New Drug (“IND”) enabling studies thereafter. We anticipate clinical studies in cancer can begin in 2020.

We are developing our product candidates in accordance with traditional drug development standards and plan to make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases. As a widespread modulatory system, the ECS plays important roles in the central nervous system (the “CNS”), development, synaptic plasticity, and the response to endogenous and environmental factors.

The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, cardiovascular, and cancer.

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Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

Risks Associated with our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock and warrants. In particular, risks associated with our business include, but are not limited to, the following:

•	if we fail to comply with our obligations under our patent licenses with third parties, we could lose license rights that are vital to our business;
•	our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain the additional funding as or when needed;
•	we face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations;
•	we do not have any therapeutic products that are approved for commercial sale. Our ability to generate revenue from product sales and become profitable depends significantly on our success in a number of factors;
•	we have no mature product candidates and may not be successful in licensing any;
•	we will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated;
•	we have very limited operating history and capabilities;
•	if we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to our product candidates, and our ability to successfully commercialize any product candidates we may develop, and our science may be adversely affected;
•	obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements;
•	we may be subject to claims challenging the inventorship of our patents and other intellectual property;
•	intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities;
•	our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control the Company and our corporate actions; and
•	shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Corporate and other Information

We were incorporated in the State of Nevada on May 2, 2011 as Knight Knox Development Corp. On January 19, 2017 we changed our name to Reactive Medical, Inc. and on April 14, 2017 we changed our name to Artelo Biosciences, Inc. Our principal executive offices are located at 888 Prospect Street, Suite 210, La Jolla, California 92037 and our telephone number is (760) 943-1689. Our corporate website address is www.artelobio.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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Implications of being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and only two years of “Selected Financial Data” and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year ending August 2020. However, if certain events occur prior to the end of such period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING
Common stock offered by the selling stockholders	521,241 shares of our common stock (including up to 243,649 shares issuable upon exercise of warrants).

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

Nasdaq symbol for Common Stock	ARTL

Nasdaq symbol for public warrants	ARTLW

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RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in Artelo Biosciences unless you can afford to bear the loss of your entire investment. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2018 and our most recent Quarterly Report on Form 10-Q for the quarter ended May 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus; however, to the extent the selling stockholders exercise the warrants, we will receive the aggregate exercise price from the exercise of the warrants. All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.”

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SELLING STOCKHOLDERS

The shares may be offered by the selling stockholders or by pledges, donees, transferees or other successors in interest that receive such shares as a gift or through a private sale or transfer. We may amend or supplement this prospectus from time to time to update information provided in the table.

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering (1)
Alison Byrne (2)	245	245	-	*
Bernadette Byrne (3)	245	245	-	*
Brian Baily (4)	1,220	1,220	-	*
Brian McDonnell (5)	488	488	-	*
Brian Murphy (6)	7,002	3,668	3,334	*
Bruno D'Alfonso (7)	8,334	8,334	-	*
Cathal Lawlor (8)	3,670	3,670	-	*
Charles R. Perry (9)	2,500	2,500	-	*
Chris Kidney & Niharika Dhillon Jtten (10)	3,334	3,334	-	*
Cillian Byrne (11)	488	488	-	*
Claire Veronica Brady (12)	668	668	-	*
Clodagh Conway (13)	537	537	-	*
Corbet Lancaster & Tania Lancaster Jtten (14)	668	668	-	*
Daniel Relovsky (15)	668	668	-	*
David Bolger (16)	611	611	-	*
Dean J. Levy (17)	464	464	-	*
Deirdre Rochford (18)	245	245	-	*
Desmond Gleeson (19)	3,334	3,334	-	*
Diarmuid Murphy (20)	2,682	2,682	-	*
Donal Hamill (21)	27,350	27,350	-	*
Eamonn O'Kane (22)	95,000	95,000	-	*
Edel Collins (23)	366	366	-	*
Edward Keenan (24)	488	488	-	*
Eimear Conway (25)	537	537	-	*
Elvira Maria Sanchez Fernandez (26)	9,210	9,210	-	*
Eoghan Conway (27)	537	537	-	*
Fergus Lowe (28)	488	488	-	*
Florence A. Matthews (29)	750	750	-	*
Giles Smyth (30)	1,220	1,220	-	*
Grainne Conway (31)	537	537	-	*
Hakop Tigran Tchrakian (32)	1,370	1,370	-	*
Highline Technology Ltd. (33)	3,334	3,334	-	*
Hugo McGlynn (34)	245	245	-	*
Ian John McElhinney (35)	733	733	-	*
James Philip Glenister (36)	1,159	1,159	-	*
Jeremy Perrin (37)	5,000	5,000	-	*
Joe McVeigh (38)	1,220	1,220	-	*
John Cunningham (39)	2,439	2,439	-	*
John Gettings (40)	2,334	2,334	-	*
John Hamill (41)	6,107	6,107	-	*
John Paul Brady (42)	15,286	4,002	11,284	*
Jonathan M Hee and Sharon A Hee Family Trust, dated May 28, 1999 (43)	1,219	1,219	-	*

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Josephine Cathcart (44)	896	896	-	*
Karl Scully (45)	7,380	7,380	-	*
Lincoln Park Capital Fund, LLC (46)	66,668	66,668	-	*
Lynda O'Donnell (47)	245	245	-	*
Macartan Brady (48)	245	245	-	*
Marblesmclean Limited (49)	2,465	2,465	-	*
Mark Adams (50)	2,673	2,673	-	*
Mark Gerard Gilroy (51)	245	245	-	*
Mark Homan (52)	1,220	1,220	-	*
Martin Coonan (53)	7,648	7,648	-	*
Martin O'Regan (54)	16,668	16,668	-	*
Matthew T. Levy (55)	348	348	-	*
Michael Fitzpatrick (56)	2,439	2,439	-	*
Michael Shinnick (57)	2,439	2,439	-	*
Michael Walther (58)	1,830	1,830	-	*
Niamh Conway (59)	537	537	-	*
Noelle Conway (60)	1,345	1,345	-	*
Noirin Conway (61)	537	537	-	*
Omar Salvetti (62)	551	551	-	*
Paddy Tico Real Estate (63)	2,691	2,691	-	*
Padraig Nolan (64)	2,500	2,500	-	*
Pat Lawlor (65)	9,269	9,269	-	*
Paul Devlin (66)	562	562	-	*
Paul Geoffrey Wood (67)	3,750	3,750	-	*
Paul Kelly Pension Trust (68)	18,654	18,654	-	*
Paul Murphy (69)	3,708	3,708	-	*
Peter Conway (70)	2,150	2,150	-	*
Peter Wisely (71)	1,842	1,842	-	*
Phaen Pittman (72)	3,334	3,334	-	*
Philip Russell Kirby (73)	4,180	4,180	-	*
Raymond Garrett (74)	2,000	2,000	-	*
Richard Burke (75)	668	668	-	*
Richard Morrissey (76)	245	245	-	*
Robert Fromme (77)	10,000	10,000	-	*
Robert Kelly (78)	15,011	7,317	7,694	*
Robert Prince (79)	668	668	-	*
Ronan Byrne (80)	245	245	-	*
Ronan Farrell (81)	488	488	-	*
Ronan Martyn (82)	245	245	-	*
Ronan O'Kane (83)	95,000	95,000	-	*
Rory O'Farrell (84)	366	366	-	*
Sandra Daley (85)	2,439	2,439	-	*
Sarah Burke (86)	668	668	-	*
Seamus Cahill (87)	488	488	-	*
Sean Byrne (88)	245	245	-	*
Sean McGlynn (89)	2,439	2,439	-	*
Shay Leathem (90)	1,934	1,934	-	*

-9-

Stephen Kelly (91)	3,334	3,334	-	*
Stephen William Lowe (92)	245	245	-	*
Susan Kelly (93)	11,334	11,334	-	*
Susan McElhinney (94)	245	245	-	*
Therese Shine (95)	1,220	1,220	-	*
Thomas Reddy (96)	1,341	1,341	-	*
William Gleeson Partnership (97)	9,334	9,334	-	*
Total		521,241

______________

*	Less than 1%
(1)	Based upon 3,415,016 shares of common stock outstanding as of the close of business on July 24, 2019 (the “Measurement Date”) in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(3)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(4)	Shares beneficially owned includes warrant(s) to purchase a total of 407 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(5)	Shares beneficially owned includes warrant(s) to purchase a total of 163 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(6)	Shares beneficially owned includes warrant(s) to purchase a total of 1,834 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(7)	Shares beneficially owned includes warrant(s) to purchase a total of 4,167 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(8)	Shares beneficially owned includes warrant(s) to purchase a total of 1,835 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(9)	Shares beneficially owned includes warrant(s) to purchase a total of 1,250 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(10)	Shares beneficially owned includes warrant(s) to purchase a total of 1,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(11)	Shares beneficially owned includes warrant(s) to purchase a total of 163 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(12)	Shares beneficially owned includes warrant(s) to purchase a total of 334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(13)	Shares beneficially owned includes warrant(s) to purchase a total of 179 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(14)	Shares beneficially owned includes warrant(s) to purchase a total of 334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(15)	Shares beneficially owned includes warrant(s) to purchase a total of 334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(16)	Shares beneficially owned includes warrant(s) to purchase a total of 204 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(17)	Shares beneficially owned includes warrant(s) to purchase a total of 155 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(18)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(19)	Shares beneficially owned includes warrant(s) to purchase a total of 1,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(20)	Shares beneficially owned includes warrant(s) to purchase a total of 894 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(21)

Shares beneficially owned includes warrant(s) to purchase a total of 9,895 shares of our common stock, of which 2,334 warrants are fully exercisable for up to five (5) years from the date of purchase and 7,561 warrants are fully exercisable for up to three (3) years from the date of purchase.

(22)	Shares beneficially owned includes warrant(s) to purchase a total of 47,500 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(23)	Shares beneficially owned includes warrant(s) to purchase a total of 122 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(24)	Shares beneficially owned includes warrant(s) to purchase a total of 163 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(25)	Shares beneficially owned includes warrant(s) to purchase a total of 179 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(26)	Shares beneficially owned includes warrant(s) to purchase a total of 4,605 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.

-10-

(27)	Shares beneficially owned includes warrant(s) to purchase a total of 179 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(28)	Shares beneficially owned includes warrant(s) to purchase a total of 163 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(29)	Shares beneficially owned includes warrant(s) to purchase a total of 375 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(30)	Shares beneficially owned includes warrant(s) to purchase a total of 407 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(31)	Shares beneficially owned includes warrant(s) to purchase a total of 179 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(32)	Shares beneficially owned includes warrant(s) to purchase a total of 457 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(33)	Shares beneficially owned includes warrant(s) to purchase a total of 1,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(34)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(35)	Shares beneficially owned includes warrant(s) to purchase a total of 245 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(36)	Shares beneficially owned includes warrant(s) to purchase a total of 387 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(37)	Shares beneficially owned includes warrant(s) to purchase a total of 2,500 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(38)	Shares beneficially owned includes warrant(s) to purchase a total of 407 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(39)	Shares beneficially owned includes warrant(s) to purchase a total of 813 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(40)	Shares beneficially owned includes warrant(s) to purchase a total of 1,167 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(41)

Shares beneficially owned includes warrant(s) to purchase a total of 2,647 shares of our common stock, of which 1,834 warrants are fully exercisable for up to five (5) years from the date of purchase and 813 warrants are fully exercisable for up to three (3) years from the date of purchase.

(42)	Shares beneficially owned includes warrant(s) to purchase a total of 2,001 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(43)	Shares beneficially owned includes warrant(s) to purchase a total of 406 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(44)	Shares beneficially owned includes warrant(s) to purchase a total of 448 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(45)	Shares beneficially owned includes warrant(s) to purchase a total of 3,690 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(46)	Shares beneficially owned includes warrant(s) to purchase a total of 33,334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(47)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(48)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(49)	Shares beneficially owned includes warrant(s) to purchase a total of 822 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(50)	Shares beneficially owned includes warrant(s) to purchase a total of 891 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(51)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(52)	Shares beneficially owned includes warrant(s) to purchase a total of 407 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(53)	Shares beneficially owned includes warrant(s) to purchase a total of 2,550 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.

-11-

(54)	Shares beneficially owned includes warrant(s) to purchase a total of 8,334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(55)	Shares beneficially owned includes warrant(s) to purchase a total of 116 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(56)	Shares beneficially owned includes warrant(s) to purchase a total of 813 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(57)	Shares beneficially owned includes warrant(s) to purchase a total of 813 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(58)	Shares beneficially owned includes warrant(s) to purchase a total of 610 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(59)	Shares beneficially owned includes warrant(s) to purchase a total of 179 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(60)	Shares beneficially owned includes warrant(s) to purchase a total of 449 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(61)	Shares beneficially owned includes warrant(s) to purchase a total of 179 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(62)	Shares beneficially owned includes warrant(s) to purchase a total of 184 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(63)	Shares beneficially owned includes warrant(s) to purchase a total of 897 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(64)	Shares beneficially owned includes warrant(s) to purchase a total of 1,250 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(65)	Shares beneficially owned includes warrant(s) to purchase a total of 3,090 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(66)	Shares beneficially owned includes warrant(s) to purchase a total of 188 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(67)	Shares beneficially owned includes warrant(s) to purchase a total of 1,875 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(68)	Shares beneficially owned includes warrant(s) to purchase a total of 9,327 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(69)	Shares beneficially owned includes warrant(s) to purchase a total of 1,854 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(70)	Shares beneficially owned includes warrant(s) to purchase a total of 717 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(71)	Shares beneficially owned includes warrant(s) to purchase a total of 921 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(72)	Shares beneficially owned includes warrant(s) to purchase a total of 1,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(73)	Shares beneficially owned includes warrant(s) to purchase a total of 2,090 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(74)	Shares beneficially owned includes warrant(s) to purchase a total of 1,000 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(75)	Shares beneficially owned includes warrant(s) to purchase a total of 334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(76)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(77)	Shares beneficially owned includes warrant(s) to purchase a total of 5,000 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(78)	Shares beneficially owned includes warrant(s) to purchase a total of 2,439 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(79)	Shares beneficially owned includes warrant(s) to purchase a total of 334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(80)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(81)	Shares beneficially owned includes warrant(s) to purchase a total of 163 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.

-12-

(82)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(83)	Shares beneficially owned includes warrant(s) to purchase a total of 47,500 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(84)	Shares beneficially owned includes warrant(s) to purchase a total of 122 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(85)	Shares beneficially owned includes warrant(s) to purchase a total of 813 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(86)	Shares beneficially owned includes warrant(s) to purchase a total of 334 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(87)	Shares beneficially owned includes warrant(s) to purchase a total of 163 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(88)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(89)	Shares beneficially owned includes warrant(s) to purchase a total of 813 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(90)	Shares beneficially owned includes warrant(s) to purchase a total of 967 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(91)	Shares beneficially owned includes warrant(s) to purchase a total of 1,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(92)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(93)	Shares beneficially owned includes warrant(s) to purchase a total of 5,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.
(94)	Shares beneficially owned includes warrant(s) to purchase a total of 82 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(95)	Shares beneficially owned includes warrant(s) to purchase a total of 407 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(96)	Shares beneficially owned includes warrant(s) to purchase a total of 447 shares of our common stock, which are fully exercisable for up to three (3) years from the date of purchase.
(97)	Shares beneficially owned includes warrant(s) to purchase a total of 4,667 shares of our common stock, which are fully exercisable for up to five (5) years from the date of purchase.

-13-

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. As of the date of this prospectus, our common stock is quoted for trading on Nasdaq and, for so long as our common stock continues to be quoted for trading in that venue, we expect that sales made in the Nasdaq market will likely be effected through that quotation system. As of July 24, 2019, the last reported closing price for our common stock on Nasdaq was $3.37 per share, and as such represented the market price for our common stock as of that date. Sales of the common stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, we cannot know the price at which any of our common stock to be registered hereunder may ultimately be sold by the holders thereof. Shares of our common stock are currently quoted for trading on the Nasdaq under the symbol ARTL. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

-14-

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

-15-

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Fennemore Craig, P.C., Reno, Nevada.

EXPERTS

The consolidated financial statements of Artelo Biosciences, Inc. as of August 31, 2018 and 2017 and for each of the two years in the period ended August 31, 2018 have been incorporated by reference herein and in the registration statement have been so included in reliance on the report (which includes an explanatory paragraph relating to Artelo’s ability to continue as a going concern as described in Note 3 to the financial statements) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at http://www.artelobio.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

•	Artelo’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018 filed on November 29, 2018;
•	Artelo’s Quarterly Reports on Form 10-Q for the quarters ended November 30, 2018, February 28, 2019 and May 31, 2019 filed on January 14, 2019, April 15, 2019 and July 15, 2019, respectively;
•	Artelo’s Current Reports on Form 8-K filed on March 7, 2019, March 8, 2019, April 30, 2019, and June 25, 2019; and
•	Artelo’s description of its common stock set forth in the registration statement on Form 8-A registering the common stock under Section 12 of the Exchange Act filed on June 21, 2019, including any amendments or reports filed for purposes of updating such description.

-16-

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Artelo Biosciences, Inc.

888 Prospect Street, Suite 210

La Jolla, California 92037

(760) 943-1689

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.artelobio.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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521,241 Shares of Common Stock

Offered by Selling Stockholders

Artelo Biosciences, Inc.

Common Stock

_______________________________

PROSPECTUS

_______________________________

July 26, 2019

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

Legal and SEC fees	$25,000
Printing costs	500
Accounting fees and expenses	2,000
Miscellaneous	5,500
Total	$$33,000

We have agreed to pay the foregoing expenses and we will not be seeking reimbursement from the selling stockholders.

Item 15. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

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The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 16. Exhibits.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

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(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 26, 2019.

ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

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Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory D. Gorgas, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this registration statement on Form S-3 with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gregory D. Gorgas	President, Chief Executive Officer and Director	July 26, 2019
Gregory D. Gorgas	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Connie Matsui	Director, Chair of the Board	July 26, 2019
Connie Matsui

/s/ Steven Kelly	Director	July 26, 2019
Steven Kelly

/s/ Douglas Blayney	Director	July 26, 2019
Douglas Blayney

/s/ R. Martin Emanuele	Director	July 26, 2019
R. Martin Emanuele

/s/ Georgia Erbez	Director	July 26, 2019
Georgia Erbez

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EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Filing Date	Filed Herewith

3.1	Articles of Incorporation and Amendments	S-1	333-199213	10/8/2014
3.2	Certificate of Amendment filed with the Nevada Secretary of State on February 2, 2017 with an effective date of February 10, 2017.	8-K	333-199213	2/9/2017
3.3	Certificate of Change.	8-K	333-199213	4/17/2017
3.4	Bylaws	S-1	333-199213	10/8/2014
3.5	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 19, 2019.	S-1/A	333-230658	6/20/2019
4.1	Form of Public Warrant	S-1/A	333-230658	6/20/2019
4.2	Form of Underwriter’s Warrant	S-1/A	333-230658	6/20/2019
4.3	Form of Private Placement Warrant	8-K/A	333-199213	10/3/2017
5.1**	Legal Opinion of Fennemore Craig, P.C.
10.1	Senior Promissory Note dated November 18, 2016	8-K	333-199213	11/18/2016
10.2	Consultancy Agreement by and between the Company and Dr. Saoirse O’Sullivan, PhD dated March 22, 2017.	8-K	333-199213	4/7/2017
10.3#	Employment Agreement by and between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.4	Securities Purchase Agreement by and between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.5#	Form of Indemnification Agreement	8-K	333-199213	5/8/2017
10.6	Note Repayment Agreement by and between Artelo Biosciences, Inc. and Malibu Investments Limited	8-K	333-199213	5/8/2017
10.7	Stock Purchase Agreement dated May 4, 2017	8-K	333-199213	5/8/2017
10.8	Form of Private Placement Subscription Agreement	8-K	333-199213	8/4/2017
10.9	Form of Registration Rights Agreement	8-K	333-199213	8/4/2017
10.10#	Indemnification Agreement dated as of July 31, 2017	8-K	333-199213	8/4/2017
10.11	Stock Purchase Agreement dated as of August 1, 2017	8-K	333-199213	8/4/2017
10.12#	Form of Indemnification Agreement, by and between the Company and its directors.	8-K	333-199213	9/25/2017
10.13	Material and Data Transfer, Option and License Agreement dated as of December 20, 2017 by and between the Company and NEOMED Institute+	10-Q	33-199213	1/16/2018
10.14+	First Amendment to Material and Data Transfer, Option and License Agreement by and between the Company and NEOMED Institute, dated as of January 4, 2019	10-Q	333-199213	4/15/2019
10.15#	2018 Equity Incentive Plan	S-1	333-227571	9/27/2018
10.16#	Form of Stock Option Agreement—2018 Equity Incentive Plan	S-1	333-227571	9/27/2018
10.17	Form of Warrant Agency Agreement	S-1/A	333-230658	6/20/2019
10.18+	License Agreement with Stony Brook University, by and between the Company and Stony Brook University, dated January 18, 2018	S-1/A	333-222756	4/17/2018
10.19#	Consulting Agreement by and between the Company and Blackrock Ventures Ltd. dated as of April 1, 2018.				*
23.1	Consent of Independent Registered Public Accounting Firm				*
23.2**	Consent of Fennemore Craig, P.C. (included in exhibit 5.1)
24.1	Power of attorney	S-1	333-222756 333-227571	1/29/2018 9/27/2018

#	Management contracts or compensatory plans, contracts or arrangements.

+	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

**	To be filed by amendment

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